EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made effective as of the 6th of October, 2010, by and between Steven Russo (the “Employee”) and CONNECTED LYFE, INC., a Utah corporation (the “Company”), sometimes hereinafter individually referred to as a “Party” or collectively as the “Parties.”

For and in consideration of the mutual covenants described below and as a material consideration for the employment, and other valuable and good consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

SECTION 1

EMPLOYMENT

1.1

The Company hereby retains Employee and Employee hereby accepts this Agreement for the purposes of assisting the Company in developing and expanding its business interests as described in the Statement of Work set forth in Exhibit A (the “Statement of Work”), upon the terms and conditions set forth herein. Employee shall perform such additional services and duties as the Board of Directors may from time to time designate consistent with such position.

1.2

The Employee agrees to perform such services and duties and hold such offices as may be reasonably assigned to him from time to time by the Company, consistent with his position, and to devote substantially his full time, energies and best efforts to the performance thereof.

SECTION 2

COMPENSATION

2.1

The Company shall pay as compensation for all the services to be rendered by Employee the amounts described in Exhibit B and upon the terms described therein.

2.2

Additional Benefits.  Employee shall be eligible to participate in the Company's employee benefit plans for employees, if and when any such plans may be adopted, including, without limitation, bonus plans, pension or profit sharing plans, incentive stock plans and those plans covering life, disability, health, and dental insurance in accordance with the rules established in the discretion of the Board of Directors for individual participation in any such plans as may be in effect from time to time.

2.3

Vacation, Sick Leave, and Holidays.  Employee shall be entitled to an aggregate of up to three (3) weeks leave for vacation each calendar year at full pay, or such increased leave as may be allowed by the Company's Board of Directors, for members of management generally.  In addition, Employee shall be entitled to sick leave and holidays at full pay in accordance with the Company's policy.

2.4

Deductions.  The Company shall have the right to deduct from the compensation due to Employee hereunder any and all sums required for social security and withholding taxes and for any other federal, state, or local tax or charge which may be hereafter enacted or required by law as a charge on the compensation of Employee.

2.5

In-Kind Benefits and Reimbursements.   Notwithstanding any thing to the contrary in this Agreement, in-kind benefits and reimbursements provided under this Agreement during any tax year of the Employee shall not affect in-kind benefits or reimbursements to be provided in any other tax year of the Employee and are not subject to liquidation or exchange for another benefit.  Notwithstanding any

General Employment Agreement; FORM 1A

thing to the contrary in this Agreement, reimbursement requests must be timely submitted by Employee and, if timely submitted, reimbursement payments shall be made to the Employee as soon as administratively practicable following such submission, but in no event later than the last day of Employee’s taxable year following the taxable year in which the expense was incurred.  In no event shall the Employee be entitled to any reimbursement payments after the last day of Employee’s taxable year following the taxable year in which the expense was incurred.  This Section shall only apply to in-kind benefits and reimbursements that would result in taxable compensation income to the Employee .

2.6

Section 409A; Separate Payments . This Agreement is intended to be written, administered, interpreted and construed in a manner such that no payment or benefits provided under the Agreement become subject to (a) the gross income inclusion set forth within Code Section 409A(a)(1)(A) or (b) the interest and additional tax set forth within Code Section 409A(a)(1)(B) (together, referred to herein as the “Section 409A Penalties”), including, where appropriate, the construction of defined terms to have meanings that would not cause the imposition of Section 409A Penalties.  In no event shall the Company be required to provide a tax gross-up payment to Employee or otherwise reimburse Employee with respect to Section 409A Penalties.  For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Employee may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.

2.7

Business Expenses. The Company shall promptly reimburse Employee for all reasonable out-of-pocket business expenses he incurs in fulfilling his duties hereunder, in accordance with the general policy of the Company in effect from time to time, provided that Employee furnishes to the Company adequate records and other documentary evidence required by all federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such business expense as a deduction on the federal or state income tax returns of the Company.

SECTION 3

TERM AND TERMINATION

3.1

Termination for Cause.  This Agreement and Employee's employment is terminable for “cause” (as defined below) upon written notice from the Company to Employee.  As used in this Agreement, “cause” shall include (i) deliberate or intentional refusal to perform his duties and obligations under this Agreement, (ii) fraudulent or criminal activities, or (iii) any grossly negligent or unethical activity.  A determination of whether Employee's actions justify termination for cause and the date on which such termination is effective shall be made by the Company's Board of Directors.

3.2

Dissolution of Company. By the dissolution and liquidation of the Company (other than as part of a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company whereby the business of the Company is continued).

3.2

Change in Control.  In the event of a Change in Control and, following such Change in Control, if the Employee is terminated by the Company within twelve (12) months thereof without cause prior to the end of the Employment Term.  As used in the Agreement, the term “Change in Control” shall mean:

(a)

the sale, lease or other transfer of all or substantially all of the assets of the Company to any person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended);

General Employment Agreement; FORM 1A

(b)

the adoption by the stockholders of the Company of a plan relating to the liquidation or dissolution of the Company;

(c)

the merger of consolidation of the Company with or into another entity or the merger of another entity into the Company or any subsidiary thereof with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction (or their affiliates) hold less than fifty percent (50%) of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the entity surviving such merger of consolidation;

(d)

the acquisition by any person or group of more than fifty percent (50%) of the voting power of all securities of the Company generally entitled to vote in the election of directors of the Company; or

(e)

that the majority of the Board is composed of members who (A) have served less than twelve months and (B) were not approved by a majority of the Board at the time of their election or appointment.

3.3

Effect of Termination. Payments to the Employee upon termination shall be limited to the following:

(a)

In the event of disability, incapacity or death of Employee during the term of this Agreement, the Company shall pay as disability payment in the case of disability or incapacity or as bereavement payment in the case of death to Employee’s spouse, if then living, or if Employee’s spouse is not living than to Employee’s then living children the amount of $_________________ per month through the term of this Agreement.

(b)

If the Employee is terminated by the Company for a reason other than as described in subsection 3.3(a), above, during the Employment Term, the Company shall pay (i) all Accrued Obligations as required under state wage payment laws and (ii) an amount equal to his then-current Base Salary through the end of the Employment Term in each case, in a lump sum paid within 90 days following the Date of Termination, with the exact date of payment determined in the sole discretion of the Company.  Employee shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts.

(c)

If the Employee is terminated by the Company following a Change in Control pursuant to Section 3.2, above during the Employment Term, the Company shall pay to the Employee (i) all Accrued Obligations as required under state wage payment laws and (ii) an amount equal to the greater of (A) the then-current Base Salary through the end of the Employment Term or (B) the then-current Base Salary for twelve (12) months following the Date of Termination, payable, in each case, in a lump sum paid within 90 days following the Date of Termination, with the exact date of payment determined in the sole discretion of the Company.  Employee shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts.

3.4

Separation from Service.   Notwithstanding anything to the contrary in this Agreement, with respect to any amounts payable to the Employee under this Agreement in connection with a termination of the Employee’s employment, in no event shall a termination of employment occur under this Agreement unless such termination constitutes a Separation from Service.  For purposes of this Agreement, a Separation from Service shall mean the Employee’s “separation from service” with the Company as such term is defined in Treasury Regulation Section 1.409A-1(h) and any successor provision thereto.

General Employment Agreement; FORM 1A

3.5

Section 409A Compliance .  Notwithstanding anything contained in this Agreement to the Contrary, to the maximum extent permitted by applicable law, amounts payable to the Employee pursuant to this Section shall be made in reliance upon Treas. Reg. Section 1.409A-1(b)(9) (“ Separation Pay Plans ”) or Treas. Reg. Section 1.409A-1(b)(4) (“ Short-Term Deferrals ”).  However, to the extent any such payments are treated as non-qualified deferred compensation subject to Section 409A of the Code, then if Employee is deemed at the time of his Separation from Service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, then to the extent delayed commencement of any portion of the benefits to which Employee is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Employee’s termination benefits shall not be provided to Employee prior to the earlier of (i) the expiration of the six-month period measured from the date of the Employee’s Separation from Service or (ii) the date of Employee’s death.  Upon the earlier of such dates, all payments deferred pursuant to this Section shall be paid in a lump sum to Employee.  The determination of whether the Employee is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code as of the time of his Separation from Service shall made by the Company in accordance with the terms of Section 409A of the Code and applicable guidance thereunder (including without limitation Treas. Reg. Section 1.409A-1(i) and any successor provision thereto).

3.6

Resignation Upon Termination.  In the event of termination of this Agreement other than for death, the Employee hereby agrees to resign from all positions held in the Company, including without limitations any position as a director, officer, agent, trustee or consultant of the Company or any affiliate of the Company.

SECTION 4

INDEMNIFICATION

4.1

Employee hereby agrees to indemnify, hold harmless and agrees to defend the Company from and against all claims, damages, expenses (including, without limitation, reasonable attorneys' fees and reasonable investigative and discovery costs), liabilities and judgments on account of injury to persons, loss of life, or damage to property occurring on or at the Company or on the ways immediately adjoining the Company, caused by the willful misconduct of Employee, his agents, servants, Employees or employees; provided, Employee does not indemnify the Company against any injury, loss of life, or damage which is caused by the active or passive negligence or willful misconduct of the Company, its agents, servants, Employees or employees.

4.2

Employee's obligations with respect to indemnification hereunder shall remain effective, notwithstanding the expiration or termination of this Agreement, as to claims accruing prior to the expiration or termination of this Agreement.

SECTION 5

CONFIDENTIALITY, NON-DISCLOSURE, NON-COMPETITION

AND NON-SOLICITATION AGREEMENT

The Employee agrees, as a material condition for employment under this Agreement to execute that certain Confidentiality, Non-Disclosure, Non-Competition and Non-Solicitation Agreement prepared by the Company and attached hereto as Exhibit C (the “Confidentiality Agreement”).

General Employment Agreement; FORM 1A

SECTION 6

MISCELLANEOUS

6.1

Notices.  All notices and other communications required pursuant to this Agreement shall be deemed to have been duly given if in writing and mailed, first-class postage prepaid.

6.2

Choice of Law.  This Agreement shall be governed by and construed under the laws of the state of Utah.

6.3

Severability.  If any provision or clause of this Agreement is found by a court of competent jurisdiction to be void, illegal, or unenforceable, that provision or clause shall be modified by the court so as to render it valid and enforceable; or, if such modification is impossible or the court is unable under the law to make the modification, then that provision or clause shall be regarded as stricken from the Agreement.  In either event, the Parties agree that the remainder of this Agreement shall remain in full force and effect.

6.4

Assignment.  This Agreement is for the unique personal services of Employee and is not assignable or delegable in whole or in part by Employee without the consent of the Board of Directors of the Company.  This Agreement may be assigned or delegated in whole or in part by the Company and, in such case, the terms of this Agreement shall inure to the benefit of, be assumed by, and be binding upon the entity to which this Agreement is assigned.

6.5

Sole Agreement.  This Agreement supersedes all previous and contemporaneous oral and written agreements and contains the entire agreement of the Parties relating to the subject matter hereof.  No changes or supplements to this Agreement shall be effective unless stated in a writing of a subsequent date that is executed by both Parties, except for change of address.

6.6

Waivers.  The failure of either Party at any time to require performance and/or enforcement of any provision of this Agreement shall not be construed as a waiver of that Party's rights under this Agreement, nor shall the failure of either Party to take action affect the rights of that Party, at some later date, to enforce its rights under this Agreement for a breach of any provision of this Agreement.

6.7

Attorney’s Fees and Costs. If action is taken by a Party to enforce any provision of this Agreement, the Party in breach of the Agreement shall pay to the other Party all costs incurred in seeking such enforcement, with or without suit, including reasonable attorney’s fees and costs.

6.8

Headings.  The captions and headings contained in this Agreement are solely for convenience and reference and do not constitute a part of this Agreement.

6.9

Exhibits.  The following Exhibits, attached hereto, are made a part hereof:

Exhibit A

Statement of Work

Exhibit B

Compensation Provisions

Exhibit C

Confidentiality, Non-Disclosure, Non-Competition and Non-Solicitation Agreement

Exhibit D

Form W-2

General Employment Agreement; FORM 1A

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

EMPLOYEE: __/s/Stephen L. Russo______________________ Signature Address:_________________________________

THE COMPANY:

CONNECTED LYFE, INC., a Utah corporation

_/s/Robert Bryson________________________
Signature

By:  Robert Bryson
Title: President and CEO

Address:

912 Baxter Ave, Suite 200

South Jordan, UT 84095

General Employment Agreement; FORM 1A

EXHIBIT A

STATEMENT OF WORK

ATTACHED TO AND MADE A PART OF the Employment Agreement (the “Agreement”) between Connected Lyfe, Inc. (the “Company”) and Steven Russo (the “Employee”).

A.1

Job Description:  Chief Financial Officer/Job Description Attached

A.2

Services To Be Performed: 40 Hours per Week (Full-Time)

A.3

Reports to: Robert Bryson CEO

A.4

Commencement and Termination Dates of Agreement:

a.

Commencement: October 6, 2010

b.

Expiration: October 6, 2012

_____________  _____________

Employee’s

Company’s

Initials

Initials

General Employment Agreement; FORM 1A

EXHIBIT B

COMPENSATION PROVISIONS

ATTACHED TO AND MADE A PART OF the Employment Agreement (the “Agreement”) between Connected Lyfe, Inc. (the “Company”) and Steven Russo (the “Employee”).

B.1

Payment Terms:  Annual Salary of $180,000 + Stock Options to be granted in a separate agreement.

B.2

Payment Schedule:  Bi-monthly and according to the Company’s standard payroll schedule.

_____________  _____________

Employee’s

Company’s

Initials

Initials

General Employment Agreement; FORM 1A

EXHIBIT C

CONFIDENTIALITY, NON-DISCLOSURE, NON-COMPETITION

AND NON-SOLICITATION AGREEMENT

Copy attached hereto and incorporated herein by this reference

General Employment Agreement; FORM 1A

EXHIBIT D

FORM W-2

Copy attached hereto and incorporated herein by this reference

General Employment Agreement; FORM 1A